UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2024

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	85-1792291 (IRS Employer Identification No.)

10 S. Riverside Plaza, Suite 1520, Chicago, IL 60606
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 766-2138

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2024 (the “Third Amendment Effective Date”), certain subsidiaries (the “Loan Parties”) of Kingsway Financial Services Inc. (the “Company”) entered into an amendment (the “Third Amendment”) to the Loan and Security Agreement, dated as of December 1, 2020 (as amended, the “Loan Agreement”), with CIBC Bank USA as lender (“Lender”). As further described on Current Reports filed on Form 8-K by the Company with the Securities and Exchange Commission (the “SEC”) on December 2, 2020 (the “Original 8-K”) and March 1, 2023, the Loan Agreement provides for certain lending facilities including a Term Loan, Delayed Draw Term Loan and Revolving Note (each as defined in the Loan Agreement).

The Third Amendment provides for a new term loan in the principal amount of $15,000,000 (the “2024 Term Loan”), the proceeds of which were used in part to repay the outstanding balance of the existing Term Loan, Delayed Draw Term Loan and Revolving Note. The Third Amendment also provides for a new delayed draw term loan in a principal amount of up to $6,000,000 (the “2024 Delayed Draw Term Loan”). All or any portion, subject to a $2,000,000 minimum amount, of the 2024 Delayed Draw Term Loan may be requested by the Loan Parties at any time in up to three advances until the second anniversary of the Third Amendment Effective Date. Until such date, in addition to other fees payable pursuant to the Loan Agreement, the Loan Parties agree to pay Lender a non-use fee based on the average daily undrawn 2024 Delayed Draw Term Loan commitment. In connection with the Third Amendment, the Loan Parties also paid to Lender a commitment fee equal to $96,559.11.

The principal amount of the 2024 Term Loan and each 2024 Delayed Draw Term Loan shall be repaid in quarterly installments and, together with the Revolving Note, will mature on May 24, 2029.

The Third Amendment also modifies certain financial covenants in the Loan Agreement. Pursuant to the terms of the Third Amendment (i) the maximum permissible Fixed Charge Coverage Ratio (as defined in the Third Amendment) was reduced to 1.20 to 1.00 and (ii) the maximum permissible Senior Cash Flow Leverage Ratio (as defined in the Loan Agreement) was amended for certain periods.

The description of the Third Amendment does not purport to be complete, and is qualified in its entirety by reference to (i) the Loan Agreement, which is filed as Exhibit 10.1 to the Company’s Original 8-K, (ii) the Second Amendment, which is filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2023, and (iii) the Third Amendment, which is filed as Exhibit 10.1 to this report, all of which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see Item 1.01 above, which information is incorporated by reference into this Item 2.03

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Third Amendment to Loan and Security Agreement, dated May 24, 2024, by and among CIBC Bank USA, Kingsway Warranty Holdings LLC, Trinity Warranty Solutions LLC, Geminus Holding Company, Inc., IWS Acquisition Corporation, PWI Holdings, Inc. and the other Loan Parties party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kingsway Financial Services Inc.

Date: May 29, 2024	By: /s/ Kent A. Hansen
Name: Kent A. Hansen
Title: Chief Financial Officer